Exhibit 99.1

TRULEUM EXPANDS HOLDINGS AT LOGAN PROJECT BY 400 ACRES INCREASING BEHIND PIPE RESERVES POTENTIAL

GOLDEN, Colo., Nov. 06, 2023 (GLOBE NEWSWIRE) -- Truleum, Inc. (OTC.PK – TRLM) (“Truleum”) announced today that it has acquired quitclaim title to various tracts of the Logan Project covering approximately 400 additional acres. Ownership of the additional acres has now been clarified adding the approximate 400 acres covering nine (9) well bores owned and operated by Truleum. The company’s acreage held in the Project increased from 1380 to 1620 net acres. The new acreage adds behind-pipe potential in some of the nine affected wellbores and adds full interest in undrilled locations that Truleum can now access with clear title.

The Company’s current reserve report dated October 16, 2023 was prepared by an independent petroleum engineering firm (“Liquid Gold Technologies”) prior to the acquisition of the additional acres. It is available on the SEC’s website (www.sec.gov) as Exhibit 10.1 to the company’s current report on Form 8-K filed with the SEC on November 11, 2023. In this report, net Proved plus Probable (2P) oil and gas reserves in the Logan Project (expressed as barrels of oil equivalent using a 6:1 mcf gas to barrel oil ratio) is 2.42 million barrels of oil equivalent.

Based on comparison with an older reserve report that included the new acreage, management believes that the additional 400 acres in the Logan Project will add approximately 0.95 million barrels of oil equivalent to the reserves from the amount that had been estimated in the October 16, 2023 report, for a net total of 3.38 million barrels of oil equivalent. Management cautions that to access the new reserves Truleum will require significant additional capital and resources in order to access, either through recompletion of existing zones that were not part of the original completion in existing wells (“behind pipe” reserves) or through drilling new wells.

As defined by the Society of Petroleum Engineers, behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work, or future recompletion prior to the start of production.

Truleum’s President, Jay Leaver states, “This additional acreage allows us to fully access a key portion of our holdings in the Logan Project and we look forward to increasing revenue from this property in 2024, subject to obtaining financing to improve existing facilities and recomplete existing well bores.”

Safe Harbor

This press release contains forward-looking statements regarding Truleum that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Truleum’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Truleum's operations or financial results are included in Truleum's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Truleum does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact Jay Leaver at info@truleum.com.